Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-102627, No. 333-107990, No. 333-115628 and No. 333-117425) and on Form S-3 (No. 333-121452 and No. 333-141110) of Plains Exploration & Production Company of our report dated March 6, 2007, except for Note 12 which is as of May 29, 2007, relating to the consolidated financial statements of Laramie Energy, LLC, which appears in this Form 8-K/A.

/s/ EHRHARDT KEEFE STEINER & HOTTMAN PC

Denver, CO

June 11, 2007